EXHIBIT 10.3

July 27, 2016

BY HAND DELIVERY
Michael J. Short

Dear Michael:

The Company hereby amends paragraph 6(c) of your employment agreement, dated June 19, 2014, to allow you to participate in the Toys “R” Us, Inc. 2010 Incentive Plan effective September 12, 2016.

The Company is pleased to inform you that you will receive a one-time grant of 250,000 options pursuant to the terms and conditions in the attached grant agreement. You will be required to log into the Certent system and accept your grant, which should be visible to you on or around September 30, 2016.

Sincerely,

Timothy Grace
EVP, Global Chief Talent Officer

EXECUTIVE Acknowledgement:
August 3, 2016	/s/ Michael J. Short
Date	Michael J. Short